EXHIBIT 21

SUBSIDIARIES OF NEENAH PAPER, INC.

The following is a list of subsidiaries of Neenah Paper, Inc., along with each entity’s place of incorporation or organization. Unless otherwise noted, the listed subsidiaries are wholly owned by Neenah Paper, Inc.

NPCC Holding Company, LLC, Delaware

Neenah Paper Company of Canada, Nova Scotia

Neenah Paper International Finance Company BV, Netherlands

Neenah Paper International Holding Company, LLC, Delaware

Neenah Paper Michigan, Inc., Delaware

Neenah and Menasha Water Power Company, Wisconsin (80%)

Neenah Paper International, LLC, Delaware

Neenah Gessner GmbH, Germany

Neenah Germany GmbH, Germany

Neenah Services GmbH&Co. KG

Neenah Lahnstein GmbH, Germany

Leiss—GmbH Co. KG, Germany

Neenah Lahnstein Grundstücksverwaltungsgesellschaft  mbH & Co. KG, Germany

Neenah Gessner Unterstützungskasse GmbH, Germany

Neenah Gessner Grundstückswaltungsverwaltungsgesellschaft  mbH & Co. KG, Germany

Neenah Paper FVC, Inc., Delaware

Neenah Paper FR, LLC, Delaware